Exhibit 8.1
List of Significant Subsidiaries and Associated Companies as of September 30, 2005
I. Subsidiaries
Germany
Siemens Business Services GmbH & Co. OHG, Munich
Siemens VDO Automotive AG, Munich
OSRAM GmbH, Munich
Siemens Financial Services GmbH, Munich
Siemens Real Estate GmbH & Co. OHG, Munich

Europe (excluding Germany)
Siemens Holding S.A./N.V., Saint-Gilles (Bruxelles)
Siemens EOOD, Sofia
Siemens A/S, Ballerup (Copenhagen)
AS Siemens, Tallinn
Siemens Oy, Espoo (Helsinki)
Siemens S.A.S., Saint-Denis
OSRAM S.A.S., Molsheim
Siemens VDO Automotive S.A.S., Toulouse
Siemens A.E., Elektrotechnische Projekte und Erzeugnisse, Athens
Siemens plc, Bracknell, Berkshire
OSRAM Ltd., Langley (London)
Siemens Ltd., Dublin
Siemens S.p.A., Milano
OSRAM S.p.A. Società Riunite OSRAM-Edison-Clerici, Milano
Siemens SIA, Riga
UAB Siemens, Vilnius
Siemens Nederland N.V., The Hague
Siemens AS, Oslo
Siemens Aktiengesellschaft Österreich, Vienna
Siemens Sp.z.o.o., Warswaw
Siemens S.A., Lisbon
Siemens d.d., Zagreb
Siemens AB, Upplands Vaesby
Siemens-Elema AB, Stockholm
Siemens Schweiz AG, Zurich
Siemens s.r.o., Bratislava
Siemens d.o.o., Ljubljana
Siemens S.A., Madrid
Siemens VDO Automotive S.A., Barcelona
Siemens s.r.o., Prague
Siemens Elektromotory s.r.o., Mohelnice
VDO Cèska republika spol.s.r.o., Brandys
Siemens Sanayi ve Ticaret A.S., Istanbul
Siemens Rt., Budapest

America
Siemens USA (Group)

including:	Siemens Communications, Inc., Boca Raton, FL
Siemens Home and Office Communication Devices LLC, Boca Raton, FL
Siemens Business Services, Inc., Norwalk, CT
Siemens Energy & Automation, Inc., Alpharetta, GA
USFilter Corporation, Warrendale, PA
Siemens Logistics & Assembly Systems Inc., Grand Rapids, MI
Siemens Building Technologies, Inc., Buffalo Grove, IL
Siemens Power Generation, Inc., Orlando, FL
Winergy Drive Systems Corp., Elgin, IL
Siemens Power Transmission & Distribution, Inc., Raleigh, NC
Siemens Transportation Systems, Inc., Sacramento, CA
Siemens VDO Automotive Corporation, Auburn Hills, MI
Siemens Medical Solutions Health Services Corp., Malvern, PA
Siemens Medical Solutions USA, Inc., Malvern, PA
CTI Molecular Imaging, Inc., Knoxville, TN
OSRAM Sylvania, Inc., Danvers, MA
Siemens Canada Ltd., Mississauga, Ontario
Siemens VDO Automotive, Inc., Chatham, Ontario
Grupo Siemens S.A. de C.V., México D.F.
OSRAM de México S.A. de C.V., Tultitlán
Siemens S.A., San José
Siemens S.A., Antiguo Cuscatlán
Siemens Electrotécnica S.A., Ciudad de Guatemala
Siemens S.A., Buenos Aires
OSRAM Argentina S.A.C.I., Buenos Aires
Siemens Ltda., São Paulo
OSRAM do Brasil Lampadas Elétricas Ltda., Osasco
Siemens S.A., Santiago de Chile
Siemens S.A., Quito
Siemens S.A., Bogotá
Siemens S.A.C., Lima
Siemens S.A., Caracas
Asia / Pacific
Siemens Ltd., Bayswater
Siemens Bangladesh Ltd., Dhaka
Siemens Ltd., Beijing
Siemens Ltd., Hong Kong
Siemens Ltd., Mumbai
P.T. Siemens Indonesia, Jakarta
Siemens K.K., Tokyo
Siemens-Asahi Medical Technologies Ltd., Tokyo
OSRAM-MELCO Ltd., Yokohama
Siemens Ltd., Seoul
Siemens Malaysia Sdn. Bhd., Petaling Jaya
Siemens Pakistan Engineering Co. Ltd., Karachi
Siemens, Inc., Manila
Siemens Pte. Ltd., Singapore
OSRAM Pte. Ltd., Singapore
Siemens Ltd., Taipei
Siemens Telecommunication Systems Ltd., Taipei
Siemens Ltd., Bangkok

Other countries
Siemens Ltd., Cairo
Siemens Israel Ltd., Tel Aviv
Siemens TOO, Almaty
National & German Electrical & Electronic Services Co., Kuweit
Siemens S.A., Casablanca
Siemens Ltd., Lagos
Siemens Pty. Ltd., Windhoek
OOO Siemens, Moscow
Siemens Ltd., Dschidda
Siemens Ltd., Johannesburg
Siemens Tunesia S.A., Tunis
DP Siemens Ukraine, Kiev
Siemens LLC, Abu Dhabi
II. Associated Companies
BSH Bosch und Siemens Hausgeräte GmbH, Munich
Fujitsu Siemens Computers (Holding) B.V., Amsterdam
Framatome ANP S.A.S., Courbevoie